Exhibit 99.1

LIBERTY INTERACTIVE CORPORATION TO PRESENT AT THE CITI 2012 ENTERTAINMENT, MEDIA AND TELECOMMUNIATIONS CONFERENCE

Englewood, Colo, Dec 28 - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB) announced that Greg Maffei, President and CEO of Liberty Interactive, will be presenting at the Citi 2012 Entertainment, Media and Telecommunications Conference on Wednesday, January 4th at 4:00 p.m., Pacific Time at the Palace Hotel in San Francisco, CA. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Interactive Corporation
Liberty Interactive (Nasdaq: LINTA, LINTB) owns interests in a broad range video and online commerce businesses including QVC, Provide Commerce, Backcountry.com, Celebrate Interactive, Bodybuilding.com, Evite, and Expedia.
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Contact:
Courtnee Ulrich
720-875-5420